EXHIBIT 7(C)

                     CONSENT OF ERNST & YOUNG - FORT WAYNE

                                                                    Exhibit 7(c)



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 16 to the Registration Statement (Form S-6 No. 33-76004) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated March 3, 2003, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.


                                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 24, 2003